Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kenneth Levine, President of MONY Holdings, LLC, hereby certify to the best of my knowledge and belief that this Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that the information contained in this Quarterly Report on Form 10-Q fairly represents, in all material respects, the financial condition and results of operations of MONY Holdings, LLC

Date: May 20, 2003

/s/ KENNETH LEVINE
Kenneth Levine President

A signed original of this written statement required by Section 906 has been provided to MONY Holdings, LLC and will be retained by MONY Holdings, LLC and furnished to the Securities and Exchange Commission or its staff upon request.